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                                                                    EXHIBIT 23.4

                      [MCGLADREY & PULLEN, LLP LETTERHEAD]


We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated November 14, 1997 relating to the consolidated financial statements of Casper Air Service and subsidiary. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/ MCGLADREY & PULLEN, LLP

Cheyenne, Wyoming
July 8, 1998